Term sheet No. 1237 To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated June 22, 2011; Rule 433
Deutsche Bank AG, London Branch
$  Alternative Alpha Securities Linked to a Basket of Indices due June 30*, 2014
General
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The Alternative Alpha Securities (the “securities”) are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a basket of five indices (each, a “Basket Index” and, collectively, the “Basket Indices”): the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”, together with the X-Alpha Index, the Trends Index and the Haven Index, each an “Excess Return Index” and, collectively, the “Excess Return Indices”) and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The return of each Excess Return Index is reduced by its applicable Adjustment Factor.

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On the Trade Date, investors will have equal notional exposure to each Excess Return Index and notional exposure to the Fed Funds Index that is four times the notional exposure to each Excess Return Index.

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Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due June 30*, 2014.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about June 27*, 2011 (the “Trade Date”) and are expected to settle on or about June 30*, 2011 (the “Settlement Date”).

Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of five indices, as set forth below.
Basket Index	Ticker Symbol	Initial Index Notional Exposure	Initial Reference Level†
Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”)	DBMMFED1	$1,000
Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”)	DBGLXAE	$250
Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”)	DBTRDUSX	$250
Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER	$250
Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”)	DBCMHVEG	$250
†The Initial Reference Levels will be set on the Trade Date.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-9 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$	$
Total	$	$	$
(1) The securities will be sold with an up-front commission or fee in connection with the sale of the securities equal to 2.00% or $20.00 per $1,000 Face Amount of securities. We expect to pay a portion of the Adjustment Factors as a commission on a quarterly basis to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities
June 22, 2011

(Key Terms continued from previous page)
Redemption Amount:	You will receive a cash payment on the Maturity Date or the Redemption Trigger Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
Total Index Notional Exposure – $1,000
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the Basket Indices.
Total Index Notional Exposure:	The sum of the Index Notional Exposure for each Basket Index
Index Notional Exposure:
On the Trade Date, the Index Notional Exposure for the Fed Funds Index is $1,000 per $1,000 Face Amount of securities, and the Index Notional Exposure for each of the Excess Return Indices is $250 per $1,000 Face Amount of securities.
On the Final Valuation Date or Redemption Trigger Valuation Date (each, a “Valuation Date”), the Index Notional Exposure for each of the Basket Indices is calculated as follows:
Index Notional Exposure on the Trade Date x (Basket Index Return + 1)

Basket Index Return:	For each Basket Index,
(	Final Reference Level x Adjustment Factor Initial Reference Level	)	– 1
Initial Reference Level††:	For each Basket Index, the Reference Level for such Basket Index on the Trade Date, as set forth in the table above.
Final Reference Level††:
For purposes of calculating the Redemption Amount payable on the Maturity Date or the Redemption Trigger Payment Date, the Reference Level for the respective Basket Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable.

Reference Level††:	For each Basket Index, the closing level of such Basket Index on the applicable trading day
Adjustment Factors:	Fed Funds Adjustment Factor	=	1
	For each Excess Return Index, the Adjustment Factor is calculated as follows:		1 minus the sum of (i) the greater of (x) 0.02 and (y) 0.02 x (Days / 365) and (ii) 0.0025 x (Days / 365)

With respect to the Adjustment Factor for each Excess Return Index , “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), as applicable.

Redemption Trigger Amount:	$400
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from, but excluding, the Trade Date to, and including, the second trading day immediately preceding the Final Valuation Date, calculated as if such trading day were the Redemption Trigger Valuation Date, is less than the Redemption Trigger Amount (such trading day, the “Redemption Trigger Valuation Date”†††). The securities will be redeemed by the Issuer for the Redemption Amount calculated as of the Redemption Trigger Valuation Date, with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date” †††).

Trade Date:	June 27*, 2011
Settlement Date:	June 30*, 2011
Final Valuation Date††††:	June 25*, 2014
Maturity Date††††:	June 30*, 2014
CUSIP / ISIN:	2515A18H7 / US2515A18H70
* Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and the Maturity Date will be changed so that the stated term of the securities remains the same.

†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities – Market Disruption Events” herein.

††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” herein.

††††Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and acceleration as described under “General Terms of the Securities – Commodity Hedging Disruption Events” herein.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

Redemption Amount at Maturity

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Indices, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities and/or a significant decrease in the levels of other Basket Indices. Due to the leverage feature of the securities, any negative returns of the Basket Indices will be combined resulting in a leveraged loss on your investment. As a result, a small decrease in the levels of the Basket Indices could result in a significant loss of your initial investment at maturity.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 1094 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount payable on the Maturity Date will be the Redemption Amount on the Final Valuation Date. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of the following four examples, it is assumed that a Redemption Trigger Event does not occur. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

	Index Notional Exposure on the Trade Date	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Final Index Notional Exposure
X-Alpha Index	$250.00	0.00%	-6.74%	$233.14
Trends Index	$250.00	0.00%	-6.74%	$233.14
Haven Index	$250.00	0.00%	-6.74%	$233.14
Harvest Index	$250.00	0.00%	-6.74%	$233.14
Fed Funds Index	$1,000.00	0.00%	0.00%	$1000.00
Total Index Notional Exposure	$1,932.56
Redemption Amount	$932.56
% Increase / Decrease	-6.74%

Example 1: The return of each Basket Index from the Trade Date to the Final Valuation Date is 0.00%. Assuming a period of 1094 calendar days from the Trade Date to the Final Valuation Date, the Total Index Notional Exposure on the Final Valuation Date would be calculated as follows:

Total Index Notional Exposure	=	sum of the Index Notional Exposures for each Basket Index on the Final Valuation Date
	=
$250.00 x 100.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $1,000.00 x 100.00% x 1)

	=
$250.00 x 100.00% x (1 - 0.02 x (1094 / 365) - 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 - 0.02 x (1094 / 365) - 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 - 0.02 x (1094 / 365) - 0.0025 x (1094 / 365)) + $250.00 x 100.00% x (1 - 0.02 x (1094 / 365) - 0.0025 x (1094 / 365)) +  $1,000.00 x 100.00% x 1

	=	$1,932.56

Accordingly, you would receive a Redemption Amount of $932.56 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $1,000.00
	=	$1,932.56 – $1,000.00
	=	$932.56

	Index Notional Exposure on the Trade Date	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Final Index Notional Exposure
X-Alpha Index	$250.00	-5.00%	-11.41%	$221.48
Trends Index	$250.00	-5.00%	-11.41%	$221.48
Haven Index	$250.00	-5.00%	-11.41%	$221.48
Harvest Index	$250.00	-5.00%	-11.41%	$221.48
Fed Funds Index	$1,000.00	-5.00%	-5.00%	$950.00
Total Index Notional Exposure	$1,835.93
Redemption Amount	$835.93
% Increase / Decrease	-16.41%

Example 2: The return of each Basket Index on the Final Valuation Date is -5.00%. Assuming a period of 1,094 calendar days from the Trade Date to the Final Valuation Date, the Total Index Notional Exposure on the Final Valuation Date would be calculated as follows:

Total Index Notional Exposure	=	sum of the Index Notional Exposures for each Basket Index on the Final Valuation Date
	=
$250.00 x 95.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $1,000.00 x 95% x 1

	=
$250.00 x 95.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 –0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 95.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $1,000.00 x 95% x 1

	=	$1,835.93

Accordingly, you would receive a Redemption Amount of $835.93 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $1,000.00
	=	$1,835.93– $1,000.00
	=	$835.93

	Index Notional Exposure on the Trade Date	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Final Index Notional Exposure
X-Alpha Index	$250.00	10.00%	2.58%	$256.45
Trends Index	$250.00	10.00%	2.58%	$256.45
Haven Index	$250.00	10.00%	2.58%	$256.45
Harvest Index	$250.00	10.00%	2.58%	$256.45
Fed Funds Index	$1,000.00	10.00%	10.00%	$1,100.00
Total Index Notional Exposure	$2,125.82
Redemption Amount	$1,125.82
% Increase / Decrease	12.58%

Example 3: The return of each Basket Index on the Final Valuation Date is 10.00% . Assuming a period of 1,094 calendar days from the Trade Date to the Final Valuation Date, the Total Index Notional Exposure for each Index on the Final Valuation Date would be calculated as follows:

Total Index Notional Exposure	=	sum of the Index Notional Exposures for each Basket Index on the Final Valuation Date
	=
$250.00 x 110.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $1,000.00 x 110% x 1

	=
$250.00 x 110.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 –0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $250.00 x 110.00% x (1 – 0.02 x (1094 / 365) – 0.0025 x (1094 / 365)) + $1,000.00 x 110% x 1

	=	$2,125.82

Accordingly, you would receive a Redemption Amount of $1,125.82 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $1,000.00
	=	$2,125.82 – $1,000.00
	=	$1,125.82

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Indices. A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from but excluding the Trade Date to and including the second trading day immediately preceding the Final Valuation Date is less than the Redemption Trigger Amount of $400.

The hypothetical Redemption Amount set forth below assumes (i) Initial Reference Levels of 2111.00, 2076.00, 307.00, 567.00 and 171.00 for the X-Alpha Index, the Trends Index, the Haven Index, the Harvest Index and the Fed Funds Index, respectively, (ii) a Redemption Trigger Event occurs on September 15, 2011, which would be the Redemption Trigger Valuation Date, (iii) September 22, 2011 is the Redemption Trigger Payment Date, and (iv) a period of 80 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The actual Initial Reference Levels will be set on the Trade Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Index Notional Exposure on the Trade Date	Initial Reference Level	Final Reference Level (September 15, 2011)	Index Return Excluding Adjustment Factors	Final Index Notional Exposure
X-Alpha Index	$250.00	2111.00	1477.70	-30.00%	$171.40
Trends Index	$250.00	2076.00	1453.20	-30.00%	$171.40
Haven Index	$250.00	307.00	214.90	-30.00%	$171.40
Harvest Index	$250.00	567.00	396.90	-30.00%	$171.40
Fed Funds Index	$1,000.00	171.00	119.70	-30.00%	$700.00
Total Index Notional Exposure	$1,385.62
Redemption Amount	$385.62
% Increase / Decrease	-61.44%

On September 15, 2011, the level of each Basket Index decreases by 30.00% from its applicable Initial Reference Level.  Assuming a period of 80 calendar days from the Trade Date to September 15, 2011, the Total Index Notional Exposure for each of the Indices on September 15, 2011 would be calculated as follows:

Total Index Notional Exposure	=	sum of the Index Notional Exposures for each Basket Index on the Final Valuation Date
	=
$250.00 x 70.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (80 / 365) – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (80 / 365) – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (80 / 365) – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 – the greater of (x) 0.02 and (y) 0.02 x (80 / 365) – 0.0025 x (80 / 365)) + $1,000.00 x 70% x 1

	=
$250.00 x 70.00% x (1 – 0.02 – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 – 0.02 – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 –0.02 – 0.0025 x (80 / 365)) + $250.00 x 70.00% x (1 – 0.02 – 0.0025 x (80 / 365)) + $1,000.00 x 70% x 1

	=	$1,385.62

Redemption Amount	=	Total Index Notional Exposure – $1,000.00
	=	$1,385.62 – $1,000
	=	$385.62

In this case, assuming the Redemption Amount was never less than the Redemption Trigger Amount prior to September 15, 2011, a Redemption Trigger Event would occur on September 15, 2011, making September 15, 2011 the Redemption

Trigger Valuation Date and September 22, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Redemption Amount is less than the Redemption Trigger Amount of $400.00 on September 15, 2011. Accordingly, you would receive a Redemption Amount of $385.62 per $1,000.00 Face Amount of securities on the Redemption Trigger Payment Date.

Summary

The securities are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a basket of five indices (each, a “Basket Index” and, collectively, the “Basket Indices”): the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”, together with the X-Alpha Index, the Trends Index and the Haven Index, each an “Excess Return Index” and, collectively, the “Excess Return Indices”), and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The return of each Excess Return Index is reduced by its applicable Adjustment Factor.  On the Trade Date, investors will have equal notional exposure to each Excess Return Index, and notional exposure to the Fed Funds Index that is four times the notional exposure to each Excess Return Index.  Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment.  Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

The Deutsche Bank X-Alpha USD Excess Return® Index

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by the Index Sponsor relative to the performance of four regional equity benchmark indices maintained by third-party sponsors. The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom.  The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the above-referenced geographic regions.

The Deutsche Bank Trends x12 Excess Return Index

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

The Deutsche Bank Haven Plus Excess Return Index

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index” or “Harvest Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the performance of the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”), less a running cost of 0.60% per annum. The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index – Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to what extent, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Deutsche Bank Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The securities are designed for investors who seek a leveraged return at maturity by providing a total notional exposure of $2,000 on the Trade Date for each $1,000 Face Amount of securities. Because the securities are our senior obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the Basket Indices, with the return of each Excess Return Index reduced by its applicable Adjustment Factor. Because the securities provide a total notional exposure of $2,000 on the Trade Date for each $1,000 Face Amount of securities, any negative return of the Basket Indices will be combined resulting in a leveraged loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the applicable Adjustment Factor of each Excess Return Index. You may lose some or all of your investment in the securities if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Redemption Amount on the Redemption Trigger Valuation Date, even if the Basket Indices subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the Adjustment Factors. The Adjustment Factors of each Basket Index is applied to the return of the applicable Basket Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to Initial Reference Level on the Trade Date. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Indices. Because the securities provide a total notional exposure of $2,000 on the Trade Date for each $1,000 Face Amount of securities, your investment will be fully exposed to any decline in the Basket Indices on a combined basis resulting in a leveraged loss on your investment. In particular, any positive performance of a Basket Index may be offset by negative performance of other Basket Indices, and the Redemption Amount could decline very rapidly if all Basket Indices decline simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Index is positive or negative. You will lose some or all of your initial investment if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon an early redemption, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the payment at maturity or upon an early redemption owed to you under the terms of the securities.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount on the Redemption Trigger Payment Date. The Redemption Amount payable on the Redemption Trigger Payment Date will be calculated using the Redemption Amount on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If the Redemption Amount is less than the Redemption Trigger Amount on any trading day from the Trade Date to the second trading day immediately preceding the Final Valuation Date, a Redemption Trigger Event has occurred, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion of your initial investment and you may lose your entire initial investment. In addition, you will not benefit from any increase in the Redemption Amount that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Excess Return Index. The Adjustment Factor for each Excess Return Index reduces the return of the applicable Excess Return Index by approximately 2.25% each year the securities remain outstanding.  The dollar amount by which the Adjustment Factors reduce the Index Notional Exposures, and therefore the Redemption Amount, increases as the Reference Levels of the Excess Return Indices increase from the Trade Date to the relevant Valuation Date. The Adjustment Factor of each Basket Index is applied to the return of the applicable Basket Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Initial Reference Level on the Trade Date.  At maturity or upon an early redemption, you will receive less than your initial investment unless the Redemption Amount, after taking into account the Adjustment Factors, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity, commodity, currency or derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the relevant markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equity, commodity or currency transactions.  In addition, we or one or more of our affiliates may hedge our equity, commodity or currency exposure from the securities by entering into various hedging transactions. Such trading and hedging activities may have material adverse effect on the equity, commodity or currency prices and consequently have a negative impact on the performance of the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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THE ALLOCATION FEATURE OF THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE BASE INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE BASE INDEX —  The Harvest Index adjusts the level of its investment in its Base Index on a monthly basis.  The level of participation by the Harvest Index in its Base Index in any given month will depend on the volatility experienced by such Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of the Base Index may be less than 100%.

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THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Harvest Index” in this term sheet, the Base Index of the Harvest Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Base Index. Because the level of participation of the Harvest Index in its Base Index may be greater than 100%, the effect of the embedded fee of the Base Index may be magnified in the Harvest Index. The maximum exposure of the Harvest Index to the Base Index, on a rebalancing date, is 500%. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

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THE TRENDS INDEX, THE HAVEN INDEX AND THE HARVEST INDEX HAVE VERY LIMITED PERFORMANCE HISTORY — Calculation of the Trends Index, the Haven Index and the Harvest Index began on November 3, 2010, October 15, 2010 and May 11, 2008, respectively. Therefore, these Basket Indices have very limited performance history and no actual investment which allowed tracking of the performance of any of these Basket Indices was possible before their respective inception date.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity or upon an early redemption described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a portion of the Adjustment Factors as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell or redeem your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Underwriting (Conflicts of Interest)” in this term sheet.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE INDEX SPONSOR OF THE BASKET INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of each of the Basket Indices (the “Index Sponsor”). We, as the Calculation Agent, will determine whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by such Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the Index Sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). The research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Redemption Amounts and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities.  The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Reference Level, the returns of the Basket Indices, and the Redemption Amount.  The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether a Basket Index has been discontinued and whether there has been a material change in the method of calculation of the Basket Indices.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The determination of a Market Disruption Event by the Calculation Agent could adversely affect the amount of payment you receive at maturity or upon an early redemption.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the volatility of the Basket Indices;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the applicable Base Indices;

•	the composition of the Basket Indices and any changes to the component stocks underlying the applicable Basket Indices;

•	the equity markets generally and any stock prices and dividend rates reflected in the applicable Basket Indices;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Indices and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest and yield rates generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning the positive performance of one Basket Index could be entirely offset by the negative performance of the other.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Harvest Base Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Harvest Base Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the Calculation Agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this term sheet.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Harvest Base Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Harvest Base Index, consequently the levels of the Harvest Index and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Harvest Base Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Harvest Base Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date or the Redemption Trigger Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Harvest Base Index could be adversely affected and the levels of the Harvest Base Index and the Harvest Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE HARVEST BASE INDEX ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Harvest Base Index may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Harvest Base Index, and consequently the levels of the Harvest Index and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE HARVEST BASE INDEX IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date or the Redemption Trigger Valuation Date would likely have an adverse effect on the levels of the Harvest Base Index and, therefore, on the levels of the Harvest Index and the return on your securities. Limited liquidity relating to the commodities included in the Harvest Base Index may also result in the Index Sponsor being unable to determine the levels of the Harvest Base Index and the Harvest Index using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Harvest Base Index and, therefore, the levels of the Harvest Index and the value of your securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that is described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE BASKET INDICES

THE FED FUNDS INDEX

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Fed Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360) × R(t’)+1)) × IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of 100%.  The daily participation percentage is calculated using the following formula:

Min (100%, exp(-A*(Round (B/C)))

Where:

“A” is a constant equal to 40%;

“B” corresponds to the excess over 100% of the ratio of two-week moving average against the one-year moving average of one-week implied EUR/USD at-the-money options;

“C” is a 10% scale factor.

Ratio B/C is truncated so that only a 10% increase in the observed ratio has an effect on the change in the level of participation.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of June 17, 2011, the participation level of the Haven Index in the Base Index was 100%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On March 30, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long

Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of March 30, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the New Zealand dollar and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar. The next quarterly recomposition is expected to occur in June 2011.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

For purposes of this description:

“Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Have Index and no successor index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index disruption event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

A “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i)    Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii)   General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii) General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A)    U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B)    any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A)   the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B)   a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C)   the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v)  Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)  Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x)  Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A)    acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B)    realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the successor index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

THE TRENDS INDEX

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract, as described below.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

At all times, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position.  The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor deducts a 12 basis points fee per quarterly roll to cover the rebalancing costs. The level of the Trends Index is adjusted on a rolling basis to reflect the rebalancing costs.

The Trends Index is rebalanced on a quarterly basis three business days prior to the third Wednesday of March, June, September and December in each year.  The third Wednesday of March, June, September and December are each referred to as an “IMM Date.”  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.  The new position of the Trends Index is decided on the signal date, which is the day that is one business day before each rebalancing day.

On the signal date, the relevant futures position is determined as a function of the overall rising rates or falling rates signal.  To decide the overall rising rates or falling rates signal, the Trends Index first looks at the rate cycle signal.  The rate cycle signal uses the change in 3-month USD LIBOR over the past quarter to determine if the Federal Reserve Board seems to be raising or lowering interest rates.   The change in 3-month USD LIBOR is calculated by taking the difference between 3-month USD LIBOR on the current signal date and the preceding signal date and then rounding it to the nearest basis point. A movement of 50 basis points or more in 3 month USD LIBOR over a quarter is deemed to be material. If the 3-month USD LIBOR has gone up materially in the preceding quarter, the Trends Index will take it as a rate hiking or tightening cycle and will generate a rates rising signal.  The Trends Index will then invest 100% into a short fourth Eurodollar futures contract position for the next rebalancing quarter.  Conversely, if 3-month USD LIBOR has lowered materially during the previous 3 months, the Trends Index will consider it as a rate cutting or easing cycle, thus generating a rates falling signal.  The Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.

If, on a signal date, there is no material change in the 3-month USD LIBOR in the past 3 months, then the Trends Index will default to the carry signal. On a signal day, the carry of going long the fifth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current fifth Eurodollar futures contract.  The carry of going short the fourth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current third Eurodollar futures contract.  If the expected carry of going long the fifth Eurodollar futures contract is greater than or equal to the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates falling signal, and the Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.  If the expected carry of going long the fifth Eurodollar futures contract is less than the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates rising signal, and the Trends Index will then invest 100% into a short fourth Eurodollar futures contract position in the next rebalancing quarter.

Calculation of the Trends Index Closing Level

The Trends Index is calculated on a daily basis using market quoted rates at 10:30 am EST.  The Trends Index closing level is calculated as follows:

If the Trends Index is in a falling rates position:

IER(t) = IER(t-1) + L x IER(r) x ((ED5(t) – ED5(t-1) – C(t)) / 100)

If the Trends Index is in a rising rates position:

IER(t) = IER(t-1) - L x IER(r) x ((ED4(t) – ED4(t-1) – C(t)) / 100)

Where,

ED4(t-1) means the fourth Eurodollar future contracts price on index calculation day t-1.

ED4(t) means the fourth Eurodollar future contracts price on index calculation day t

ED5(t-1) means the fifth Eurodollar future contracts price on index calculation day t-1

ED5(t) means the fifth Eurodollar future contracts price on index calculation day t

L means the leverage factor, equal to 12

C(t) means the accrued rebalancing cost on day t

IER(r) means the Trends Index level on the last rebalancing day r

IER(t) means the Trends Index level on day t

The “Eurodollar futures contract” means any cash settled futures contract, listed on the Chicago Mercantile Exchange, or any relevant exchange, as determined by the Index Sponsor, which relates to a notional time deposit held in a commercial bank located outside of the United States, denominated in U.S. dollars, having a principal value of $1,000,000 with a three-month maturity paying a rate of interest equal to 3 month USD LIBOR prevailing on the relevant expiry date.

The “expiry date” means with respect to any Eurodollar futures contract and any IMM Date, the date when such Eurodollar futures contract is settled in accordance with the rules and regulations of the Chicago Mercantile Exchange, which is the date falling two business days (as determined by the Chicago Mercantile Exchange) prior to such IMM Date.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Trends Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Disruption Events and Force Majeure Events

“Disruption Event”, in respect of any index business day, means an event (other than a Force Majeure Event and a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the Trends Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor in its sole and absolute discretion.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
“Price Source Disruption”: any price source or any other information relevant to the Trends Index is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the Trends Index.

(ii)	“Trading Suspension”: the material suspension of trading in any relevant instrument.

(iii)
“Disappearance of any Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any instrument relevant to the calculation of the Trends Index (a “relevant instrument”).

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument.

(v)	“De Minimis Trading”: the number of relevant instruments traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason.

(vi)
“Change of Law or Rules”: there is a change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations including, but not limited to, any general moratorium, if declared in respect of banking activities in any jurisdiction relating to any relevant instrument.

(vii)	“Settlement Disruption”: trading or settlement in respect of any relevant instrument is subject to any material disruption temporarily or permanently.

(viii)
“Tax Disruption”: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any relevant instrument, by any government or taxation authority after the relevant base date of the Trends Index, if the effect of such imposition, change or removal is to raise or lower the price, rate or level at which such relevant instrument trades on the relevant exchange or in the relevant market on any relevant date from what it would have been without that imposition or change or removal.

(ix)
“Hedging Disruption”: The Index Sponsor determines that it and/or any of its affiliates would be unable, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Trends Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

 “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, act of state, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Trends Index and which is beyond the reasonable control of the Index Sponsor.

Change in Methodology of the Trends Index

 In calculating and determining the value of the Trends Index, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Trends Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any relevant instrument for which values will be determined in relation to the Trends Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor shall be entitled to make any such modification or change.

 The Index Sponsor may make modifications to the terms of the Trends Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. In particular, but without limitation, the Index Sponsor may, at any time and without notice, change the frequency of calculation of the Trends Index closing level and make such adjustment to the methodology described in this description as it deems necessary, in its sole and absolute discretion, to take account of the amended frequency of calculation.

 The Index Sponsor may, in its sole and absolute discretion, at any time and without notice, terminate the calculation and publication of the Trends Index.

Availability and Publication of the Trends Index Closing Level and Adjustments

 The Trends Index closing level will be published on Bloomberg under the title “DBTRDUSX.”

X-ALPHA INDEX

General Description

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by Deutsche Bank AG, London Branch (the “Index Sponsor”) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (each, a “Benchmark Index” and, collectively, the “Benchmark Indices”). The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks (the “growth stocks”) and, from a value perspective, low price-earnings ratio or high dividend yielding stocks (the “value stocks”) in the above-referenced geographic regions.

The X-Alpha Model pairs each DB Regional Style Index that reflects the performance of the growth stocks and each DB Regional Style Index that reflects the performance of the value stocks with a Benchmark Index for a total of eight index constituent pairs (each, an “Index Constituent Pair”), as described below under “—Index Constituent Pairs.”

The return of each Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index (which is measured as the return of such DB Regional Style Index since the last time such DB Regional Style Index was reconstituted) compared to that of the relevant Benchmark Index over the same time period. The X-Alpha Model, in turn, reflects a weighted return in U.S. dollars of the eight Index Constituent Pairs, with the Index Constituent Pairs weights determined based upon the Index Constituent Pair Percentage Weight for each Index Constituent Pair specified below under “—Index Constituent Pairs,” adjusted based upon recent observed volatility as described below under “—Calculation and Reconstitution of the X-Alpha Index.” Effectively, each Index Constituent Pair’s weighting in the X-Alpha Model is based upon two components: a fixed regional weighting which is multiplied by a volatility weighting that is calculated every three months based upon the comparison of the actual volatility experienced by such Index Constituent Pair and by the X-Alpha Model as a whole to the target volatility of 8%, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The objective of the X-Alpha Index is to reflect the performance of an alpha investment model. “Alpha” is the difference in the performance of an asset (or financial indicator) relative to a benchmark asset (or financial indicator). An alpha investment model is a model that aims to generate positive alpha – i.e., positive returns that are generated without regard to the direction of a benchmark. The alpha in the X-Alpha Index is generated, in relation to each Index Constituent Pair, by the performance of a DB Regional Style Index relative to the Benchmark Index with which it is paired.

Index Constituents

The DB Regional Style Indices and the Benchmark Indices have been selected from four regions, representing the Euro Zone, the United States, Japan and the United Kingdom. Each Index Constituent reflects the reinvestment of dividends into such Index Constituent. In the case of the DB Regional Style Indices, 85% of the cash dividends paid are reinvested into the relevant index as a result of taxation on dividends, with the exception of the DB Regional Style Indices that are focused on the United States, for which 75% of the cash dividends are reinvested. In the case of the Benchmark Indices, cash dividends are reinvested into each relevant index less any withholding taxes or other charges, in accordance with the rules of each Benchmark Index.

The X-Alpha Model tracks the performance of the following eight DB Regional Style Indices:

(A)	in the Euro Zone:

(i)
the Deutsche Bank Euro Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest dividend yield selected from the Dow Jones EURO STOXXSM Large Index;

(ii)
the Deutsche Bank Euro Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the Dow Jones EURO STOXXSM Large Index;

(B)	in the United States:

(i)
the Deutsche Bank U.S. Value Total Return Index, which is intended to reflect the total return performance of thirty stocks with the lowest price-earnings ratio selected from the 251 stocks with the highest market capitalization contained in the S&P 500® Index;

(ii)
the DB U.S. Growth Total Return Index, which is intended to reflect the total return performance of the thirty stocks with the highest short-term earnings momentum selected from the 251 stocks with the highest market capitalization contained in the S&P 500®  Index;

(C)	in Japan:

(i)
the Deutsche Bank Japan Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the TOPIX 100® Index;

(ii)
the Deutsche Bank Japan Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the TOPIX 100® Index;

(D)	in the United Kingdom:

(i)
the Deutsche Bank U.K. Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the FTSE 100® Index; and

(ii)	the DB U.K. Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the FTSE 100® Index.

The performance of each DB Regional Style Index is measured against one of the Benchmark Indices, as described below under “—Index Constituent Pairs.”

For purposes of calculating the Index closing level (as defined below under “—Index closing level”), the DB Regional Style Indices and Benchmark Indices that are not denominated in U.S. dollars are expressed in U.S. dollars by converting the non-U.S. dollar amounts into U.S. dollars using the Exchange Rate.

“Exchange Rate” means, for any date of determination, the rate of exchange prevailing at 16:00 Central European Time (or at such time approximate thereto as the Index Sponsor determines to be practicable) on such day between the currency in which any Index Constituent is expressed (the “Reference Currency”) and U.S. dollars (expressed as the number of units of the Reference Currency or a fraction thereof required to buy one U.S. dollar) as determined by the Index Sponsor by reference to such source(s) as the Index Sponsor may determine to be appropriate at such time.

Index Constituent Pairs

The X-Alpha Index comprises eight pairs of notional financial positions which reflect the combined performance of a direct investment in one DB Regional Style Index minus the return of an equal investment in the Benchmark Index with which it is paired. Each of the eight DB Regional Style Indices is paired with one of the four Benchmark Indices to form an Index Constituent Pair as set forth in the table below, each of the two DB Regional Indices in the same region being paired with the Benchmark Index in the same region. The objective behind this pairing is to isolate the potential excess return of the “value” or “growth” stock selection model implemented by the relevant DB Regional Style Index over the return achieved by the Benchmark Index with which it is paired. Each Index Constituent Pair is rebalanced every three months such that the notional financial positions which comprise such Index Constituent Pair are reset to equal amounts, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The Index Constituents comprising each of the eight Index Constituent Pairs are:

Index Constituent Pair	DB Regional Style Index	Benchmark Index	Index Constituent Pair Percentage Weight
Euro Value Pair	DB Euro Value Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM (the “Euro Stoxx Index”)	15%
Euro Growth Pair	DB Euro Growth Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
U.S. Value Pair	DB U.S. Value Total Return Index	S&P 500® Total Return Index	25%
U.S. Growth Pair	DB U.S. Growth Total Return Index	S&P 500® Total Return Index	25%
U.K. Value Pair	DB U.K. Value Total Return Index	FTSE 100® Total Return Index	5%
U.K. Growth Pair	DB U.K. Growth Total Return Index	FTSE 100® Total Return Index	5%
Japan Value Pair	DB Japan Value Total Return Index	TOPIX 100® Total Return Index	5%
Japan Growth Pair	DB Japan Growth Total Return Index	TOPIX 100® Total Return Index	5%

Index Closing Level

The Index closing level (as defined below) on any trading day (as defined below under “—Market Disruption Events”)

depends on the performance, in relation to each Index Constituent Pair, of the relevant DB Regional Style Index relative to the relevant Benchmark Index. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the Index closing level will fall. Therefore, whether or not the Index closing level rises or falls depends not on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall performance of the DB Regional Style Indices relative to the Benchmark Indices when measured by reference to each Index Constituent Pair.

For purposes of this description of the X-Alpha Index:

“Index closing level” means, on October 22, 1996, 1000. On each subsequent trading day, the Index closing level shall be determined by multiplying the X-Alpha Leveraged Reference Level for such trading day by the X-Alpha Leveraged Daily Cumulative Return for such trading day.

“X-Alpha Leveraged Reference Level” means, in respect of each trading day in the period from and including the first trading day following an X-Alpha Reconstitution Day (the “First X-Alpha Reconstitution Day”) to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Reconstitution Day” means the sixth trading day following an Index Reconstitution Day.

“Index Reconstitution Day” means the 12th calendar day of each January, April, July and October or, if any such day is not a London Business Day, the first following day that is a London Business Day.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“X-Alpha Leveraged Daily Cumulative Return” means, in respect of a trading day, an amount expressed as a percentage equal to the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)	equals the X-Alpha Exposure for such trading day (except on an X-Alpha Reconstitution Day, where it equals the X-Alpha Exposure for the immediately preceding trading day); and

(ii)	equals X-Alpha Model Daily Cumulative Return for such trading day,

all as determined by the Index Sponsor.

“X-Alpha Exposure” means, in respect of the X-Alpha Model Daily Level, an amount expressed as a percentage equal to, and not to exceed 150% or fall below 50%, in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, the quotient of (i) the Target Volatility Cap as numerator and (ii) the 100 Day Annualized Volatility determined in respect of the X-Alpha Model Daily Level on the Index Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day as denominator, all as determined by the Index Sponsor.

“X-Alpha Model Daily Level” means, in respect of a trading day, an amount expressed in U.S. dollars and determined by the Index Sponsor to be equal to the sum of:

(A)
the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Weight for such Index Constituent Pair as of such trading day and (ii) the Index Constituent Pair Leveraged Daily Level for such trading day; and

(B)	the Knock-Out Cash Component, if any, for such Index Constituent Pair as of such trading day.

The X-Alpha Model Daily Level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards.

The X-Alpha Model Daily Level will be calculated on each trading day, except as provided in the following sentence; provided, that if the Index Sponsor determines that any Index Constituent Pair Leveraged Daily Level cannot be determined on such trading day and no market disruption event has occurred on that trading day then, except as provided herein, no X-Alpha Model Daily Level for such trading day shall be determined. Upon the occurrence of a market disruption event, the X-Alpha Model Daily Level will not be calculated on the relevant trading day and will be calculated on the first succeeding trading day on which there is no market disruption event; provided, that if the market disruption event continues for a period of eight trading days, then the Index Sponsor will calculate the X-Alpha Model Daily Level having regard to the then prevailing market conditions, the last reported closing level of each relevant Index Constituent and such other conditions as the Index Sponsor determines relevant to the calculation of the X-Alpha Model Daily Level.

If a market disruption event occurs on an Index Constituent Pair Reconstitution Day, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the X-Alpha Model Daily Level and/or any Index Constituent Pair Reference Level affected by the market disruption event on such Index Constituent Pair Reconstitution Day by reference to the prevailing market conditions and the last available Index Constituent Reference Level for the affected DB Regional Style Index or Benchmark Index, as the case may be, or may determine that such day shall not be that Index Constituent Pair Reconstitution Day but that such other day as the Index Sponsor shall select shall be that Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Weight” means, in relation to an Index Constituent Pair and a trading day, the number of units or portion of units, as applicable, of such Index Constituent Pair contained in the X-Alpha Index on such trading day and shall be determined by the Index Sponsor to be in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, an amount equal to the product of (A) and (B) where:

(A) is the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day and (ii) the Index Constituent Pair Weight determined for such Index Constituent Pair for the X-Alpha Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day; and

(B) equals the quotient of (i) the Index Constituent Pair Percentage Weight for such Index Constituent Pair as numerator and (ii) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day as denominator.

“Index Constituent Pair Leveraged Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of (i) the Index Constituent Pair Leveraged Return for such Index Constituent for such trading day and (ii) the Index Constituent Pair Leveraged Reference Level for such Index Constituent Pair for such trading day, all as determined by the Index Sponsor.

“Index Constituent Pair Leveraged Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage, the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)      is (a) minus (b) where

(a) equals the Index Constituent Pair Daily Cumulative Return for such trading day; and

(b) equals one (1); and

(ii)
equals the Index Constituent Pair Exposure for such trading day (except on an Index Constituent Pair Reconstitution Day, where it equals the Index Constituent Pair Exposure for the immediately preceding trading day), all as determined by the Index Sponsor.

“Index Constituent Pair Daily Cumulative Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage the product of (A) and (B) where:

(A) equals the sum of one (1) and (i) minus (ii) where

(i) equals the Index Constituent Return for the DB Regional Style Index constituting part of such Index Constituent Pair and (ii) equals the Index Constituent Return for the Benchmark Index constituting part of such Index Constituent Pair, in each case for such trading day; and

(B) equals (i) minus (ii) where

(i) is one (1) and (ii) equals the Borrow Fee (as defined below under “—Index Costs”) calculated for such trading day,

all as determined by the Index Sponsor.

“Index Constituent Return” means, in relation to an Index Constituent and a trading day, (A) minus (B), expressed as a percentage, where:

(A)
equals the quotient of (i) the Index Constituent Daily Index Level for such Index Constituent for such trading day as numerator and (ii) the Index Constituent Reference Level for such Index Constituent for such trading day as denominator and

(B)	equals one (1),

all as determined by the Index Sponsor.

“Index Constituent Daily Index Level” means, in relation to an Index Constituent and a trading day, the closing level on such trading day for such Index Constituent, in each case as determined by the Index Sponsor and converted into U.S. dollars at the Exchange Rate on such trading day.

“Index Constituent Reference Level” means, in relation to an Index Constituent and a trading day, the Index Constituent Daily Index Level of such Index Constituent for the Index Constituent Pair Reconstitution Day immediately preceding such trading day.

“Index Constituent Pair Exposure” means, in relation to an Index Constituent Pair and expressed as a percentage, and not to exceed 150% or fall below 50%, in respect of an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) and each trading day thereafter to but excluding the immediately succeeding Index Constituent Pair Reconstitution Day, the quotient of:

(A)	the Target Volatility Cap as numerator; and

(B)	the 100 Day Annualized Volatility determined in respect of such Index Constituent Pair on the Index Reconstitution Day immediately preceding the First Index Pair Reconstitution Day as denominator, all as determined by the Index Sponsor.

“Index Constituent Pair Reconstitution Day” means the third trading day following an Index Reconstitution Day.

“Index Constituent Pair Leveraged Reference Level” means, in relation to an Index Constituent Pair in respect of each trading day in the period from and including the first trading day following an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Leveraged Daily Level determined in respect of the First Index Constituent Pair Reconstitution Day, all as determined by the Index Sponsor.

“Index Constituent Pair Reference Level” means, in relation to an Index Constituent Pair, in respect of each trading day in the period from and including the first trading day following the First Index Constituent Pair Reconstitution Day to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Daily Level as of the First Index Pair Reconstitution Day, all as determined by the Index Sponsor.

“Knock-Out Cash Component” means, on a trading day subsequent to any Index Constituent Pair Knock-Out Event, an amount equal to the sum of:

(A)	the relevant Stop Loss Amount; and

(B)	the product of (i) the Knock-Out Cash Component Return determined on such trading day and (ii) the relevant Stop Loss Amount;

provided, that the Knock-Out Cash Component will reset to zero on the following Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Knock-Out Event” means, in relation to any trading day, a determination by the Index Sponsor that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair on such trading day is below -40% (negative forty percent).

“Stop Loss Amount” means, one trading day following the occurrence of an Index Constituent Pair Knock-Out Event, an amount determined by the Index Sponsor to be equal to the product of (A) the Index Constituent Pair Weight for the relevant Index Constituent Pair as determined for such day and (B) the relevant Index Constituent Pair Leveraged Daily Level for such day.

“Knock-Out Cash Component Return” means the product of (A) the Federal Funds Rate minus 6.25 basis points and (B) a number being (i) divided by (ii) where:

(i)	equals the number of calendar days in the period from and including the date of the occurrence of the relevant Index Constituent Pair Knock-Out Event to but excluding the immediately succeeding Index Reconstitution Day and

(ii)	is 365,

all as determined by the Index Sponsor.

“Target Volatility Cap” means 8%.

“100 Day Annualized Volatility” is expressed as a percentage and represents, in relation to an Index Reconstitution Day and an Index Constituent Pair Daily Level or the X-Alpha Model Daily Level, as the case may be, an annualized statistical measure of the deviation over time in changes in daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, calculated on the basis of the daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, for the 100 trading days preceding the relevant Index Reconstitution Day. 100 Day Annualized Volatility is calculated by the Index Sponsor using the following formula:

where:

ln =	natural logarithm;

n =	number of Week Days from and excluding the Week Day falling 100 Week Days prior to the relevant Index Reconstitution Day up to and including the relevant Index Reconstitution Day; and

where to calculate the 100 Day Annualized Volatility of an Index Constituent Pair Daily Level:

Pi = where i is a number other than 0, the relevant Index Constituent Pair Daily Level observed on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the relevant Index Constituent Pair Daily Level observed on the relevant Index Reconstitution Day; or

where to calculate the 100 Day Annualized Volatility of the X-Alpha Model Daily Level:

Pi = where i is a number other than 0, the X-Alpha Model Daily Level on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the X-Alpha Model Daily Level on the relevant Index Reconstitution Day.

“Index Constituent Pair Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of the Index Constituent Pair Daily Cumulative Return and the Index Constituent Pair Reference Level for such Index Constituent Pair, in each case for such trading day and all as determined by the Index Sponsor.

“Week Day” means a day other than a Saturday or Sunday.

“X-Alpha Model Daily Cumulative Return” means, with respect to a trading day, an amount expressed as a percentage, determined by the Index Sponsor as (A) minus (B), where:

(A)
is the quotient of (i) the X-Alpha Model Daily Level (as defined above) in respect of such trading day as numerator and (ii) the X-Alpha Model Reference Level in respect of such trading day as denominator; and

(B)	equals 1.

“X-Alpha Model Reference Level” means, in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the X-Alpha Model Daily Level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Leveraged Reference Level” means in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, as determined by the Index Sponsor.

The Index closing level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards. The Index closing level will be published on each trading day; provided, that if no X-Alpha Model Daily Level is determined for a trading day, then no Index closing level will be determined for such trading day.

Calculation and Reconstitution of the X-Alpha Index

The calculation of the X-Alpha Index involves a series of daily calculations and quarterly reconstitution events based on five steps, which are described below. Step 1 is performed on a daily basis, while Steps 2-5 are performed only during a quarterly reconstitution. A reconstitution occurs in two separate phases. The first phase occurs on an Index Constituent Pair Reconstitution Day, which is the third trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 2 and 3. The second phase occurs on an X-Alpha Reconstitution Day, which is the sixth trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 4 and 5.

The calculation of X-Alpha Index and the reconstitution process are fully quantitative and rules-based and contain no subjectivity or discretion on the part of the Index Sponsor.

Step 1	Convert any non-U.S. dollar denominated Index Constituents into U.S. Dollars (performed on each trading day)

Each Index Constituent denominated in a currency other than the U.S. dollars is converted into U.S. dollars using the Exchange Rate.

Step 2	Rebalance each Index Constituent Pair so that the DB Regional Style Index position and the relevant Benchmark Index position are equal (performed on each Index Constituent Pair Reconstitution Day)

Each Index Constituent Pair is rebalanced such that the notional financial positions which comprise such Index Constituent Pair and represent the performance of a DB Regional Style Index and the relevant Benchmark Index are equal.

Step 3	Determine the Index Constituent Pair Exposure for each Index Constituent Pair (performed on each Index Constituent Pair Reconstitution Day)

The Index Constituent Pair Exposure is calculated for each Index Constituent Pair based on such Index Constituent Pair’s 100 Day Annualized Volatility calculated as of the immediately preceding Index Reconstitution Day compared to the Target Volatility Cap, subject to a minimum participation of 50% and a maximum participation of 150%.

Step 4	Determine the weighting of each Index Constituent Pair in the X-Alpha Model (performed on each X-Alpha Reconstitution Day)

The weighting of each Index Constituent Pair in the X-Alpha Model is comprised of two components and is calculated by multiplying the Index Constituent Pair Percentage Weight for such Index Constituent Pair (the first component) by the Index Constituent Pair Exposure determined for such Index Constituent Pair on the immediately preceding Index Constituent Pair Reconstitution Day (the second component) as described in Step 3 above. Multiplying these two components results in an adjustment of the regional weighting of each Index Constituent Pair based on the volatility of such Index Constituent Pair compared to the Target Volatility Cap. Such adjustment serves to increase the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been lower than the Target Volatility Cap and to decrease the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been higher than the Target Volatility Cap.

Step 5
Determine the X-Alpha Exposure and adjust, if necessary, the weighting of each Index Constituent Pair in the X-Alpha Model previously determined in Step 4 (performed on each X-Alpha Reconstitution Day)

The X-Alpha Exposure is calculated for the X-Alpha Model based on the X-Alpha Model’s 100 Day Annualized Volatility compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%. This step is necessary because, even though the volatility of each Index Constituent Pair is targeted to the Target Volatility Cap through the adjustment described in Step 4 above, the 100 Day Annualized Volatility of the X-Alpha Model as a whole may still be below that of the Target Volatility Cap. If this occurs, the weighting for each Index Constituent Pair in the X-Alpha Model will be recalculated by multiplying the weighting for such Index Constituent Pair determined in Step 4 above by the X-Alpha Exposure calculated for the X-Alpha Model in this Step 5.

Knock-Out of an Index Constituent Pair

In the event that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair is below -40% (negative forty percent), the level of the Index Constituent Pair is no longer used in the calculation of the X-Alpha Model until the next reconstitution. Rather, until the next reconstitution, the exposure of the X-Alpha Model to that Index Constituent Pair is replaced with exposure to a notional amount equal to the product of the Index Constituent Pair Weight for such Index Constituent Pair and the relevant Index Constituent Pair Leveraged Daily Level for such day, and interest thereon at the Federal Funds Rate minus 0.0625%. The “Federal Funds Rate” is the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight. This simulates the effect of “selling out” the notional position represented by the exposure of the X-Alpha Model to the poor-performing Index Constituent Pair and investing the proceeds in a Federal Funds Rate-based instrument until the next reconstitution. Upon the next reconstitution, the Index Constituent Pair would again be included in the X-Alpha Model as described above.

Index Costs

On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the X-Alpha Index on such day.

“Borrow Fee” means, in relation to any trading day, an amount equal to the Borrow Fee Rate multiplied by the Day Count Fraction.

“Borrow Fee Rate” means 0.60%, provided that the Index Sponsor may increase or decrease this percentage from time to time when, in the determination of the Index Sponsor, the arithmetic average of the rate charged by three market counterparties as selected by the Index Sponsor from time to time in its sole and absolute discretion in relation to lending futures or constituent stocks of all the Index Constituents changes from time to time as determined conclusively by the Index Sponsor in its sole and absolute discretion from time to time.

“Day Count Fraction” means, with respect to a trading day, (i) the number of calendar days in the period from and excluding the Index Reconstitution Day immediately preceding such trading day up to and including such trading day divided by (ii) 365.

Index Adjustments

Index Change Upon Change in Law, Error or Illegality

If any change in law or regulations would (i) make the calculation of the Index illegal or (ii) materially change the economic terms of the X-Alpha Index in the reasonable view of the Index Sponsor, then the Index Sponsor may modify the methodology of the X-Alpha Index in order to reconstitute the X-Alpha Index or calculate the Index closing level to the extent required to permit calculation of the X-Alpha Index or make such modification or prevent such material change in the economic terms of the X-Alpha Index, as the case may be. The Index Sponsor may also make modifications to the terms of the X-Alpha Index and the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest or proven error. In such a case, the Index Sponsor shall make any modification to the Index methodology such that the fundamental economic terms of the X-Alpha Index are equivalent to those immediately prior to the change in law or regulations requiring such modification.

Adjustments to the Index Constituent Pairs

If at any time in the determination of the Index Sponsor, (i) the DB Regional Style Index Sponsor (as defined below under “Additional Information Relating to the DB Regional Style Indices—DB Euro Value Total Return Index and DB Euro Growth Total Return Index”) or a Benchmark Index Sponsor makes a material change in the formula for or the method of calculating any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or in any other way materially modifies such DB Regional Style Index or such Benchmark Index (other than a modification described in the formula or method of maintaining such DB Regional Style Index or Benchmark Index in the event of changes to constituent share and capitalization and other routine events), (ii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor makes a manifest error (in the determination of the Index Sponsor) in the calculation and/or publication of any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or (iii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor fails to calculate and/or publish any DB Regional Style Index or the relevant Benchmark Index, then the Index Sponsor shall select a replacement index to replace the affected Index Constituent. Should the Index Sponsor decide that there is no suitable replacement index, then the Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the Index Sponsor determines that there is a suitable replacement index. Any such replacement index shall be an Index Constituent and shall be included in the relevant Index Constituent Pair from the date the Index Sponsor determines to be the effective date of such replacement. The Index Sponsor has no obligation to inform any person about any such replacement.

Index Calculation—Change in Methodology

The application of the methodology described herein shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to constitute the X-Alpha Index and calculate the Index closing level, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology, and in such circumstances the Index Sponsor shall be entitled to make such modification or change as it shall in its sole and absolute discretion consider appropriate. The Index Sponsor will promptly publish notice of making any material modification or change to the X-Alpha Index methodology described in this description as described below under “—Further Information Relating to the X-Alpha Index.” The Index Sponsor may also make modifications to the terms of the X-Alpha Index and/or the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest error or proven error or to cure, correct or supplement any defective provision contained herein. The Index Sponsor has no obligation to inform any person about such modification or change. The Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described above.

Index Composition and Calculation—Change in Rebalancing and/or Reconstitution Period

The Index Sponsor may, by way of announcement published as described below under “—Further Information Relating to the X-Alpha Index,” amend any Index Reconstitution Day, Index Constituent Pair Reconstitution Day and/or X-Alpha Reconstitution Day (each, a “Date,” and, together, the “Dates”) on no less than 14 calendar days’ notice prior to such amendment taking place. Such amendment may, in the sole and absolute discretion of the Index Sponsor, be applicable in relation to any one or more Dates, and for a certain period or indefinitely.

The Index Sponsor may also, where it determines in its sole and absolute discretion that due to any market, regulatory, juridical, financial or fiscal circumstances, including any such circumstances arising as a result of hedging activity in relation to investments linked to the X-Alpha Index, a lack of market liquidity or any combination of factors, determine that any Dates should be expanded to include additional trading days, or moved to a trading day immediately before or succeeding any such Date, and may amend such other provisions relating to the composition and/or the calculation of the X-Alpha Index and/or the Index closing level that it considers necessary to effect any such change.

The Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the X-Alpha Index and is under no obligation to continue the calculation, publication and dissemination of the X-Alpha Index.

Market Disruption Events

With respect to the X-Alpha Index, a “market disruption event” means:

1.    (a) where the relevant Index Constituent is other than the Euro Stoxx Index, the failure of a relevant Exchange or any Related Exchange to open for trading during its regular trading session on any trading day;

(b) where the relevant Index Constituent is the Euro Stoxx Index:

(i)	the failure of the index sponsor of the Euro Stoxx Index to publish the level of that Index Constituent, or

(ii)	the failure of any Related Exchange to open for trading during its regular trading session,

in each case, on any trading day;

2.    where the relevant Index Constituent is other than the Euro Stoxx Index:

(a)	the occurrence or existence at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time for such Index Constituent:

(i)
of any suspension of or limitation imposed on trading by the relevant Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or any Related Exchange or otherwise:

(A)	on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent; or

(B)	in futures or options contracts relating to the relevant Index Constituent on any relevant Related Exchange; or

(ii)
of any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (A) to effect transactions in, or obtain market values for, on any relevant Exchange(s), securities that comprise 20 percent or more of the level of the relevant Index Constituent, or (B) to effect transactions in, or obtain market values for, futures or options contracts on or relating to the relevant Index Constituent on any relevant Related Exchange or futures or options contracts on or relating to any securities comprising the Index Constituent on the relevant exchange for the relevant futures or options contract; or

(b)
the closure on any Exchange Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or such Related

Exchange(s), as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on such Exchange(s) or such Related Exchange(s) on such Exchange Business Day or, if earlier, (B) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for the relevant Index Constituent on such Exchange Business Day;

3.    where the relevant Index Constituent is the Euro Stoxx Index and in relation to the Euro Stoxx Index and a Component Security included in the Euro Stoxx Index, either:

(a)	the occurrence or existence, in respect of any Component Security, of:

(i)
a Trading Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security;

(ii)
an Exchange Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security; or

(iii)	an Early Closure in respect of such Component Security; and

the aggregate of all Component Securities in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists, comprises 20 percent or more of the level of that Index Constituent; or

(b)
the occurrence or existence, in respect of futures or options contracts relating to that Index Constituent, of: (i) a Trading Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange, (ii) an Exchange Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange or (iii) an Early Closure, in each case in respect of such futures or options contracts; or

4.    a general moratorium is declared in respect of banking activities in any relevant country,

if, in the determination of the Index Sponsor, any of the foregoing is material and, in determining what is “material” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Index or any Index Constituent.

As used above in relation to the Euro Stoxx Index:

“Early Closure” means the closure on any Exchange Business Day of the Exchange in respect of any Component Security or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange, as the case may be, at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange or Related Exchange, as the case may be, on such Exchange Business Day; and (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for such Index Constituent on such Exchange Business Day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for: (i) any Component Security on the Exchange in respect of such Component Security; or (ii) futures or options contracts relating to that Index Constituent on any Related Exchange; or (iii) futures or options contracts on or relating to any Component Securities on the relevant exchange for the relevant futures or options contract.

“Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange, as the case may be, or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) relating to any Component Security on the Exchange in respect of such Component Security; or (ii) in futures or options contracts relating to that Index Constituent on any Related Exchange.

In relation to paragraphs 1, 2 and 3 above, for the purpose of determining whether a market disruption event exists in relation to an Index Constituent or in respect of a Component Security at any time, if an event giving rise to a market disruption event occurs in respect of a security included in the Index Constituent or such Component Security at that time, then the relevant percentage contribution of that security or Component Security, as the case may be, to the level of that Index Constituent shall be based on a comparison of (i) the portion of the level of that Index Constituent attributable to that security or Component Security, as the case may be, and (ii) the overall level of that Index Constituent, in each case, either (a) except where the relevant Index Constituent is the Euro Stoxx Index, immediately before the occurrence of such market disruption event or (b) where the relevant Index Constituent is the Euro Stoxx Index, using the official opening weightings as published by the relevant index sponsor as part of the market “opening data.”

A “trading day” means a day on which each Exchange and each Related Exchange is scheduled to be open for its respective regular trading session, and any day on which the index sponsor for the Euro Stoxx Index is scheduled to publish the level of the Euro Stoxx Index.

“Exchange” means:

(a)
in respect of each Index Constituent other than the Euro Stoxx Index, the principal stock exchange(s) on which the securities comprising the Index Constituent are principally traded, as determined by the Index Sponsor; and

(b)
in respect of the Euro Stoxx Index, in relation to each component security of the Euro Stoxx Index (each, a “Component Security”), the principal stock exchange on which such Component Security is principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means:

(a)
where the relevant Index Constituent is not the Euro Stoxx Index, any trading day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; and

(b)
where the relevant Index Constituent is the Euro Stoxx, any trading day on which the relevant index sponsor publishes the level of the Index Constituent and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means in relation to each Index Constituent, each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for futures or options contracts relating to such Index Constituent (or any constituent of such Index Constituent).

“Relevant Time” means, with respect to any Index Constituent:

(a)	where the relevant Index Constituent is not the Euro Stoxx Index, the Scheduled Closing Time on the relevant Exchange on the relevant trading day; and

(b)	where the relevant Index Constituent is the Euro Stoxx Index,

(i)	for the purposes of determining whether a market disruption event has occurred pursuant to paragraph 3 of the definition thereof,

(A)	in respect of any Component Security, the Scheduled Closing Time (as defined below) on the relevant Exchange in respect of such Component Security; and

(B)	in respect of any options contracts or futures contracts on or relating to such Index Constituent, the close of trading on the relevant Related Exchange; and

(ii)	in all other circumstances, the time at which the official closing level of the relevant Index Constituent is calculated and published by the relevant index sponsor.

If, for the purposes of clauses (a) and (b)(i)(A) above, the relevant Exchange closes prior to its Scheduled Closing Time and the Relevant Time is after the actual closing time for its regular trading session, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and a trading day, the scheduled weekday closing time of such Exchange or Related Exchange on such trading day without regard to after hours or any other trading outside of the regular trading session hours.

Change in Methodology

Effective July 17, 2007, the methodology for the calculation of the X-Alpha Index was changed by the Index Sponsor to provide that: (i) in calculating the Index Constituent Pair Leveraged Return on an Index Constituent Pair Reconstitution Day, the Index Constituent Pair Exposure for each Index Constituent Pair would be that in effect for the immediately preceding trading day rather than the newly calculated Index Constituent Pair Exposure and (ii) in calculating the X-Alpha Leveraged Daily Cumulative Return on an X-Alpha Reconstitution Day, the X-Alpha Exposure would be that in effect for the immediately preceding trading day rather than the newly calculated X-Alpha Exposure.

The following table presents a comparison of the Index closing levels and annualized return from October 22, 1996 (the X-Alpha Index inception date) to July 16, 2007 calculated under the original methodology for the calculation of the X-Alpha Index to the retrospectively calculated Index closing levels and annualized return that would have resulted if the revised methodology for the calculation of the X-Alpha Index had been applied beginning on October 22, 1996.

	Prior Methodology	Revised Methodology (Retrospectively Calculated)
October 22, 1996 (retrospectively calculated)	1,000.00	1,000.00
October 3, 2006 (first date of live calculation)	2,018.76	1,933.94
July 16, 2007 (last day of original methodology)	2,184.80	2,073.74
Annualized Return from October 22, 1996 to July 16, 2007	7.55%	7.03%

To effect the transition from the original methodology to the revised methodology, the Index closing level in effect on July 16, 2007 was used as the starting point for the calculation of the X-Alpha Index under the new methodology. While the revised methodology would have resulted in lower Index closing levels and return for the dates and periods presented in the table above, such revised methodology would not necessarily have such an effect in all market conditions.

Further Information Relating to the X-Alpha Index

The Index Sponsor will publish the Index closing level for each trading day on Bloomberg ticker DBGLXAE <Index> or any successor thereto and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the X-Alpha Index, including notice of any material modification or change to the X-Alpha Index methodology described in this description. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this description.

THE HARVEST INDEX

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the performance of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”), less a running cost of 0.60% per annum. The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index- Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to what extent, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Harvest Index was May 11, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility.

Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Harvest Index to the Base Index, on a TV Rebalancing Date (as defined below), is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

If, at a TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, on a TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of June 20, 2011, the participation level of the Harvest Index in the Base Index was 357.14%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the performance of a notional funded investment in the Harvest ER Index, less a running cost of 0.60% per annum.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by Index Sponsor on an “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Harvest ER Index is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the Benchmark Booster Index are set forth below.

For each index constituent in the Benchmark Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Benchmark Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index, but with the weights of those contracts in the energy sector divided by 4 and resulting higher weights for the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in the S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Benchmark Booster Index

The table below shows those sub-indices included in the Benchmark Booster Index, as well as their respective weights within the Benchmark Booster Index, as of June 20, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Benchmark Booster Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	15.70%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.34%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	8.11%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	5.55%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	10.15%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	5.93%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	4.91%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	5.02%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.34%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	4.99%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	2.93%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.54%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	4.50%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.55%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.39%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.44%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	2.10%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.33%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.59%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.10%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.90%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.83%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.17%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.56%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.”

The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Calculation Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). The “TV Calculation Date” for a particular TV Rebalancing Date is the date that is two Harvest Index Business Days prior to such TV Rebalancing Date.

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing

Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the Valid Date immediately following the third Harvest Index Business Day after the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description of the Harvest Index:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Harvest Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description of the Harvest Index:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index

Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by the Harvest Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiration of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY Sub-Index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Harvest Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Harvest Index Business Day.

Historical Information

The Fed Funds Index

The publication of Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through June 20, 2011 represent the actual performance of the Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the Fed Funds Index using archived data and the current methodology for the calculation of the Fed Funds Index. The closing level of the Fed Funds Index on June 20, 2011 was 171.7010. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Fed Funds Index on each Valuation Date. We cannot give you assurance that the performance of the Fed Funds Index will result in the return of any portion of your initial investment.

The X-Alpha Index

The publication of the X-Alpha Index began on October 31, 2007. The historical performance data below from October 31, 2007 through June 20, 2011 represent the actual performance of the X-Alpha Index. The performance data prior to October 31, 2007 reflect a retrospective calculation of the levels of the X-Alpha Index using archived data and the current methodology for the calculation of the X-Alpha Index. The closing level of the X-Alpha Index on June 20, 2011 was 2,111.64. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the X-Alpha Index was possible at any time prior to October 31, 2007. The historical levels of the X-Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the X-Alpha Index. We cannot give you assurance that the performance of the X-Alpha Index will result in the return of any portion of your initial investment.

The Trends Index

The publication of the Trends Index began on November 3, 2010. The historical performance data below from November 3, 2010 through June 20, 2011 represent the actual performance of the Trends Index. The performance data prior to November 3, 2010 reflect a retrospective calculation of the levels of the Trends Index using archived data and the current methodology for the calculation of the Trends Index. The closing level of the Trends Index on June 20, 2011 was 2,076.8394. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Trends Index was possible at any time prior to November 3, 2010. The historical levels of the Trends Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Trends Index. We cannot give you assurance that the performance of the Trends Index will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through June 20, 2011 represent the actual performance of the Haven Index. The performance data prior to October 15, 2010 reflect a retrospective calculation of the levels of the Haven Index using archived data and the current methodology for the calculation of the Haven Index. The closing level of the Haven Index on June 20, 2011 was 307.17. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference

Level of the Haven Index. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

The Harvest Index

The publication of the Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through June 20, 2011 represent the actual performance of the Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on June 20, 2011 was 567.8600. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Harvest Index. We cannot give you assurance that the performance of the Harvest Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of five indices: the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Market Disruption Events

With respect to the Harvest Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Harvest Index (or the relevant successor index); or

•
the settlement price of any Exchange Traded Instrument within the Harvest Index (or the relevant successor index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•	failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Harvest Index (or the relevant successor index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Harvest Index (or the relevant successor index); or

•	a Commodity Hedging Disruption Event (as defined below).

With respect to the Fed Funds Index, a “Market Disruption Event” means that the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

Adjustments to Valuation Dates

A “Valuation Date” is any Observation Date, Final Valuation Date or Redemption Trigger Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Trends Index and the Harvest Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the applicable Basket Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the relevant Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the relevant Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not a trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the relevant Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

With respect to the X-Alpha Index, if a closing level for the X-Alpha Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day or a non-Currency Business Day, then such Valuation Date for the X-Alpha Index will be postponed to the next trading day that is a Currency Business Day upon which a Market Disruption Event with respect to the X-Alpha Index is not occurring and a closing level for the X-Alpha Index is available; provided that the determination of such closing level will not be postponed more than five trading days that are also Currency Business Days after the originally scheduled Valuation Date. If the closing level of the disrupted X-Alpha Index has not been determined as described in the previous sentence by the fifth trading day that is also a Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Haven Index, if a closing level for the Haven Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such Valuation Date for the Haven Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the Haven Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Haven Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Fed Funds Index, if a closing level for the Fed Funds Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the Fed Funds Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Indices not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date or Redemption Trigger Payment Date and is subject to adjustment as described below.

If a scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date.

If, due to a Market Disruption Event or non-trading day occurring with respect to any Basket Index, the postponed Final Valuation Date, Redemption Trigger Valuation Date or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, falls on a day that is less than three Business Days prior to the applicable scheduled Payment Date, such Payment Date will be the third Business Day following the last postponed Final Valuation Date, Redemption Trigger Valuation Date or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the Calculation Agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the Trade Date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities or contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security or contract most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an early redemption on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon an early redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this term sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are a holder of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a former citizen or resident of the United States, a financial institution, a real estate investment trust, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, a partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle, conversion or integrated transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of or substitution of a successor to a Basket Index or an index constituent could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

Because part of the Redemption Amount is determined by reference to the Deutsche Bank Balanced Currency Harvest Index, it is also possible that certain rules and regulations relating to foreign currency instruments under Section 988 of the Code could apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming the election is available, if you make a valid election before the close of the day on which you acquire your securities, your gain or loss should be capital gain or loss and should be long-term capital gain or loss if at the time of the sale, exchange or retirement you have held the securities for more than one year. You should consult your tax adviser regarding the availability of the election, the advisability of making it and the conditions and procedures for doing so.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal tax returns unless a regulatory exemption is provided.  If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Redemption Trigger Event) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS Form W-8BEN (or W-8ECI, if appropriate).

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

It is possible that the IRS will determine, based on legislation enacted in 2010, that the payment of the portion of the Redemption Amount deemed attributable to dividend payments made by U.S. corporations (or the receipt of sales proceeds deemed attributable to such dividend payments) constitutes U.S.-source dividend income, subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis.  Alternatively, withholding tax might be due each time a DB Regional Style Index is credited with an amount that reflects underlying dividends paid by U.S. corporations, even though you would not receive a cash payment at that time, in which case we may deduct the amount of any such tax from amounts subsequently payable with respect to your securities.  In either case, we would not pay any additional amounts on account of any such withholding tax.  You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Information Reporting and Backup Withholding

           You may be subject to information reporting, and you may also be subject to backup withholding at the rate specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon an early redemption. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement.

DBSI and DBTCA, acting as agents for Deutsche Bank AG, will receive an up-front commission or fee in connection with the sale of the securities equal to 2.00% or $20.00 per $1,000 Face Amount of securities. In addition, we expect to pay a portion of the Adjustment Factors as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering and who continue to hold their securities. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. For each $1,000 Face Amount of securities purchased by clients of DBSI or DBTCA, as applicable, in the initial distribution and held by such clients on the applicable Fee Determination Date, the selling commission or fee applicable on a Fee Determination Date will be equal to the Face Amount times (a) 0.125% times (b) the performance of the Excess Return Indices, calculated as 25% of the sum of the Reference Level of each Excess Return Index on such Fee Determination Date divided by its applicable Initial Reference Level. A “Fee Determination Date” is the first trading day of each March, June, September and December during which any securities remain outstanding, beginning on September 1, 2012. The fee on the first Fee Determination Date will be based on the number of days from June 27, 2012 up to and including the first Fee Determination Date. The fee on the Final Valuation Date will be determined based on the number of days from the first business day following the immediately preceding Fee Determination Date up to and including the Final Valuation Date. For purposes of calculating the fee during any period, each quarter will be deemed to comprise 91.25 days. For example, if the performance of the Excess Return Indices on the first Fee Determination Date, September 1, 2012, was equal to 1, the selling commission per $1,000 Face Amount would be calculated as follows (the number of days from June 27, 2012 up to and including the first Fee Determination Date is 66 days): $1,000 × 0.125% × 1.00 × (66/91.25) = $0.90.

The aggregate selling commissions and fees paid during the term of the securities will not exceed 8% of the aggregate amount of securities issued. DBSI or DBTCA may pay a portion of these selling commissions or fees to the brokers or placement agents through whom the securities were purchased and are held. To find out the amount of selling commissions or fees paid or payable in respect of each $1,000 Face Amount of securities on any Fee Determination Date or in the aggregate, the security holder should contact the Issuer at (212) 454-9947. See “Risk Factors — Certain Built-in Costs Are Likely To Adversely Affect The Value Of The Securities Prior To Maturity” and “Risk Factors — The Brokerage Firm Through Which You Hold Your Securities And Your Broker May Have Economic Interests That Are Different From Yours.” The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities. We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement, prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.